UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2461 South Clark Street, Suite 630
Arlington, Virginia 22202
(Address of principal executive offices) (Zip Code)

(703) 236-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2006, Katy Industries, Inc. (Katy or the Company) approved certain changes to compensation for directors who are not employed by Katy or its subsidiaries or serve as Class II directors. The Company had previously disclosed its plans to issue these directors stock appreciation rights under the 2002 Stock Appreciation Rights Plan; however, such stock appreciation rights will be issued under separate stand-alone agreements. The grant of stock appreciation rights was authorized on August 30, 2006 in lieu of stock options that the directors would otherwise have been granted, but that were not available due to the expiration of the directors then existing option plan. Additionally, the Company will issue additional cash compensation in the equivalent of 2,000 shares of the Company’s common stock at the closing price of the Company’s common stock on the day prior to the Company’s annual meeting.

Below is a description of the updated compensation arrangements for members of its board of directors who are not employed by Katy or its subsidiaries or serve as Class II directors:

1.	Retainer

a. Each director receives a $10,000 annual retainer, paid annually in advance.

b. Each director receives the cash equivalent of 2,000 shares of the Company’s common stock at the closing stock price the day prior to the annual meeting.

c. The chair of the Compensation Committee and the chair of the Audit Committee each receive an additional $6,000 annual retainer, paid annually in advance.

2.	Meeting Fees

a. Each director is paid $2,500 for each full meeting of the board of directors he or she attends in person and $1,000 for each full meeting of the board of directors he or she attends telephonically.

b. Each director is paid $1,000 for each full committee meeting of the board of directors he or she attends in person and $500 for each full committee meeting of the board of directors he or she attends telephonically.

3.	Stock Appreciation Rights

a. Each director receives an annual stock appreciation right (SAR) grant of 2,000 stock appreciation rights at the May meeting of the board of directors each year.  The exercise price is the fair market value on the date of grant. The director may exercise these stock appreciation rights at any time during the ten years from the date of grant.

4.	Meeting Expenses

a. Katy reimburses directors for their expenses incurred in attending meetings of the board of director and committee meetings of the board of directors.

5.    Deferred Compensation Plan

a. Each director may defer directors’ fees, retainers and other compensation paid for services as a director until the later of the director’s attainment of age 62 or ceasing to be a director. Each director has 30 days before the beginning of a Plan Year (as defined in the Directors’ Deferred Compensation Plan) in which to elect to participate in the Directors’ Deferred Compensation Plan. Directors may invest these amounts in one or more investment alternatives offered by Katy. Directors may elect to receive distributions of deferred amounts in a lump sum or five annual installments.

The Company has included the form of stand-alone agreement for the grant of stock appreciation rights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1     Katy Industries, Inc. Stand-Alone Stock Appreciation Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Amir Rosenthal
Amir Rosenthal
Vice President, Chief Financial Officer,
General Counsel and Secretary

Date: September 6, 2006

Exhibits

Exhibit No.  Description

99.1         Katy Industries, Inc. Stand-Alone Stock Appreciation Rights Agreement